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                                                                       Exhibit 5

Patrick V. Reilly              Sorling, Northrup,          Elizabeth A. Urbance*
R. Gerald Barris*                Hanna, Cullen                     Mark O. Stern
Stephen A. Tagge                and Cochran, Ltd.                W. Jason Rankin
Michael A. Myers                Attorneys at Law                    Julie B. Cox
C. Clark Germann           Suite 800 Illinois Buildin         Theresa M. Cameron
Gary A. Brown                 607 East Adams Street           E. Zachary Dinardo
Stephen R. Kaufmann           Post Office Box 5131                        ------
Frederick B. Hoffmann         Springfield, IL 62705          Charles H. Northrup
William R. Enlow            Telephone: (217) 544-1144            Philip E. Hanna
Craig S. Burkhardt           Fax No.: (217) 522-3173            William B. Bates
Michael C. Connelly                                            William S. Hanley
Scott C. Helmholz*                                                    of counsel
John A. Kauerauf                                                           -----
James M. Morphew                                      Sorling, Catron and Hardin
Stephen J. Bochenek                                                  (1945-1975)
David A. Rolf                                                    Carl A. Sorling
Peggy J. Ryan                                                        (1944-1991)
Mark K. Cullen                                               B. Lacey Catron Jr.
Thomas H. Wilson                                                     (1944-1959)
Todd M. Turner                                                    John H. Hardin
R. Lee Allen                                                         (1945-1978)
Charles J. Northrup                                             George W. Cullen
                                                                     (1950-1986)
*also licensed in Missouri                                     Thomas L. Cochran
                                                                     (1956-1994)

                                 April 23, 2001

Central Illinois Public Service Company
607 East Adams Street
Springfield, IL 62739


Ladies and Gentlemen:

     We are acting as Illinois counsel for Central Illinois Public Service Company, an Illinois corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of the Registration Statement on Form S-3 (the "Registration Statement") with respect to $250,000,000 aggregate offering price of the Company's Senior Notes (the "Senior Notes") for issuance from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Senior Notes will be issued pursuant to an indenture dated as of December 1, 1998 between the Company and The Bank of New York, as trustee (the "Indenture").

     In so acting, we have examined originals (or copies certified or otherwise identified to our satisfaction) of the Registration Statement, the form of Senior Note certificates, the Indenture, the Restated Articles of Incorporation and By-laws of the Company as in effect on the date hereof, corporate and other documents, records and papers and certificates of public officials.

     On the basis of such examination, it is our opinion, assuming that (i) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or "blue sky" laws of various states shall have been complied with and (ii) the Senior Notes shall have been duly authorized, executed, authenticated and delivered against the consideration therefor to be set forth in the supplement or supplements to the prospectus constituting a part of the Registration Statement, that the Senior Notes will be legally issued and will constitute the valid and binding obligations of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings "Legal Matters" and "Experts" in the related prospectus. In addition, we have prepared or reviewed the statements as to matters of law or legal conclusions expressed under "Description of Senior Note Mortgage Bonds--Security" in such

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related prospectus. We are of the opinion that all such statements as to such matters are correct and we hereby consent to the making of such statements in the Registration Statement and to the use of our name in connection therewith.


                                        Very truly yours,


                                        C. Clark Germann